Exhibit 99.3


                   TRAVELERS BANK CREDIT CARD MASTER TRUST I

                         ANNUAL SERVICER'S CERTIFICATE


     The undersigned, a duly authorized representative of Citibank (South Dakota), National Association, as successor in interest to Citibank USA (formerly known as The Travelers Bank USA), as Servicer ("Citibank"), pursuant to the Pooling and Servicing Agreement dated as of March 1, 1998, as amended by Amendment No. 1 thereto dated August 31, 1998 and Amendment No. 2 thereto dated as of March 30, 2001 (as amended and supplemented, the "Agreement"), among CC Credit Card Corporation, as Transferor, Citibank, and The Bank of New York, as Trustee, does hereby certify that:

     1. Citibank is, as of the date hereof, the Servicer under the Agreement.

     2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

     3. A review of the activities of the Servicer during the year ended December 31, 2002, and of its performance under the Agreement was conducted under my supervision.

     4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing.

     Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 25th day of March, 2003.


                                              CITIBANK (SOUTH DAKOTA), NATIONAL
                                              ASSOCIATION,
                                                as Servicer



                                              By:  /s/ Douglas C. Morrison
                                                 --------------------------
                                              Name:    Douglas C. Morrison
                                              Title:   Vice President